Exhibit 99.1

Weyland Tech Signs Definitive Agreement to Acquire Push Interactive’s U.S. eCommerce Platform for $25 Million

New York, NY – December 17, 2019 – Weyland Tech, Inc. (OTCQX: WEYL), a leading global Platform-as-a-Service (PaaS) provider of mCommerce and fintech business enablement solutions, has signed a definitive agreement to acquire the assets and operations of privately-held Push Holdings, a subsidiary of ConversionPoint Technologies (CPT), for $25 million in an all-stock transaction.

This definitive agreement follows the earlier announcement of Weyland’s plans to acquire Push in order to support the launch of its CreateApp mCommerce and mobile fintech solutions in North America, as well as to introduce additional eCommerce products and services globally.

Consideration for the transaction is comprised of 35,714,285 shares of Weyland Tech common stock priced at a premium to the current market valuation. Of the total consideration, 28,571,428 shares are payable to CPT upon closing, with the balance of 7,142,857 shares payable subject to the achievement of certain performance milestones and other criteria. The acquisition includes approximately $1.5 million in cash on Push’s balance sheet to support the transition and integration, as well as the launch of CreateApp in the U.S.

Weyland expects to close the acquisition in early January and that it will be accretive to earnings in the first full quarter as part of Weyland. Push’s additional revenue streams, synergistic product offerings, and support of the CreateApp U.S. market launch are expected to help drive more than 100% top-line growth in 2020. Weyland recently reported trailing 12-month recurring revenues of more than $32 million.

The acquired assets and operations of Push Holdings are primarily comprised of the eCommerce technology company, Push Interactive, with 20 full-time employees headquartered in Minneapolis, Minn. The Push Interactive direct-to-consumer eCommerce platform provides an end-to-end solution for SMBs and major brands to dramatically increase online revenue while lowering the cost of customer acquisition and order fulfillment.

“We continue to believe Push will be a highly transformative acquisition on multiple levels, with this driving strong revenue growth and market expansion,” said Brent Suen, CEO of Weyland Tech. “Push’s eCommerce platform is highly synergistic to our existing mCommerce technologies, particularly with CreateApp and AtozGo. Our respective offerings are both mobile-friendly and can provide complementary products and services, while our technology and revenue models can be seamlessly integrated into a single platform.”

The integration of the Weyland and Push platforms is expected to significantly enhance the value proposition for existing and prospective customers. Initial cross-selling opportunities include using CreateApp and AtozPay to support U.S.-based projects and campaigns for Push’s current enterprise customers.

“We recognized tremendous synergies in technology and in our corporate missions right from the start,” commented Haig Newton, co-founder, CEO and president of Push Holdings. “We believe that together we will be able to better help businesses and brands around the world reach more customers, increase their sales, and promote their products and services in an easier, more affordable and highly efficient way.”

Push will provide Weyland a well-established beachhead in North America, allowing it to attract new users to CreateApp and AtozPay quickly and cost-efficiently. This includes greatly reduced customer acquisition costs Weyland could not have achieved on its own. Previously, U.S. customer acquisition costs for CreateApp were estimated at $2-$3 per dollar generated, making market entry economically unfeasible. By leveraging Push’s highly effective marketing technology and operational resources, U.S. customer acquisition cost is expected to be as little as $0.30 on the dollar.

“What we find so amazing about CreateApp is that it requires literally no technical understanding or skills in app design for anyone to build a full-featured custom app in less than two hours,” noted Push Interactive’s chief technology officer, Tom Furukawa. “It’s a Shopify-like solution for mobile that enables businesses and brands to establish a mCommerce presence in an intuitive, do-it-yourself fashion. Layering on our Push platform, CreateApp users gain a fully end-to-end mCommerce solution supported by our team of expert digital media marketers that can enhance their visibility, customer traffic and ultimately conversions.”

As part of a public company, Weyland’s new Push subsidiary will gain easier access to growth capital and be better able to attract additional employee talent. Push can also leverage the cost efficiencies and diverse capabilities of Weyland’s existing 200-person technology and software development team in Jaipur, India, while Weyland gains technical and software development expertise from Push.

Weyland plans to launch CreateApp in the U.S. during the first quarter of 2020. The North American market is expected to support a higher price point for subscription fees as compared to the company’s current market in Southeast Asia. A comparative revenue model of a U.S. industry peer supports 96,000 users at $300 each per month. This is several times higher than the current CreateApp subscription model for Southeast Asia at only $12-$80 per month, depending on optional features implemented.

“Our initial work with Push to introduce CreateApp in the U.S. led to this strategic acquisition, so we have already made strong progress in this regard,” added Suen. “eCommerce is becoming increasingly mobile in the U.S., creating a huge new market opportunity for CreateApp and AtozPay.”

Weyland’s post-acquisition revenue model anticipates that U.S. CreateApp subscription revenues alone could exceed $5 million by end of 2020. This would be in addition to potential new Push offerings adopted by Weyland’s existing international SMB customer base, as well as new AtozPay eWallet and mobile pay integrations in the U.S.

Additional details about the definitive asset purchase agreement are provided in a Form 8-K, available at www.sec.gov and the investor relations section of Weyland Tech’s website at weyland-tech.com.

About Push Interactive

The Push platform features comprehensive customer acquisition capabilities, highly productive media and channel strategies, well-tuned product promotion and messaging, and sales funnel development and optimization. Post-sale, Push supports fulfillment, customer relationship management, and further monetization through re-engagement and remarketing toolsets that enhance customer lifetime value (LTV). Push developed these SaaS-based solutions in-house, with more than $10 million invested in platform development and eight years of real-world use. For more information about Push Interactive, visit www.pushint.com.

About Weyland Tech

Weyland Tech is a developer and global provider of mobile business software applications. The company operates its CreateApp™ platform-as-a-service (PaaS) across three continents and 10 countries, including some of the fastest-growing emerging markets in Southeast Asia. The platform provides a mobile presence for small-and-medium sized businesses (SMBs) that is supported locally by distributor partnerships.

Offered in 14 languages with more than 70 integrated modules, CreateApp enables SMBs to create and deploy native mobile applications for Apple iOS and Google Android without technical knowledge or background. The technology empowers SMBs to increase sales, reach more customers, manage logistics, and promote their products and services in an easy, affordable and highly efficient way.

The company’s subsidiary, Weyland Indonesia Perkasa (WIP), operates AtozPay™ and AtozGo™. The AtozPay mobile payments platform serves the burgeoning m-Commerce and e-Payment markets in Indonesia, the world’s fourth most populous country. AtozGo is a fast-growing short-distance food delivery service operated in Jakarta, Indonesia.

For more information, visit weyland-tech.com.

Important Cautions Regarding Forward Looking Statements

This release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the consummation of the asset purchase transaction of Push, the ability of the Company to successfully integrate Push, the continued growth of the eCommerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Company Contact

Brent Suen, CEO

Weyland Tech Inc.

Email contact

Media & Investor Contact

Ronald Both or Grant Stude

CMA

Tel (949) 432-7566

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